Exhibit 10.1

                                                              EXECUTION VERSION





                  STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT


                                  by and among

                              ACORN HOLDING CORP.


                             a Delaware Corporation


                                      and

                             VALENTEC SYSTEMS, INC.


                             a Delaware Corporation


                                      and

                   THE STOCKHOLDERS OF VALENTEC SYSTEMS, INC.



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                  STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT

    THIS STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT (this "Agreement"), made and entered into this 27th day of May, 2005, by and among Acorn Holding Corp., a Delaware corporation with its principal place of business located at 65 Locust Avenue, New Canaan, CT 06840 ("Acorn"), and Valentec Systems, Inc., a Delaware corporation with its principal place of business at 2618 York Avenue, Minden, LA 71055 ("Valentec"), and all of the stockholders of Valentec, each of whom is listed on the signature pages hereof (the "Valentec Stockholders") (the Valentec Stockholders, Valentec and Acorn being referred to herein collectively as the "Parties").

                                    PREMISES

    A. This Agreement provides for the acquisition of Valentec by Acorn whereby Valentec shall become a wholly-owned subsidiary of Acorn.

    B. The boards of directors of Acorn and Valentec and the Valentec Stockholders have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of the respective companies and their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

                                   AGREEMENT

    NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                   ARTICLE I
                                THE TRANSACTION

SECTION 1.1 SALE AND  EXCHANGE OF SHARES.  At the Closing (as defined in Section
4.3 hereof), subject to the satisfaction of the terms and conditions herein, the Valentec Stockholders shall sell to Acorn and Acorn shall purchase from the Valentec Stockholders all of the shares of common stock, par value $ 0.01 per share of Valentec (the "Valentec Common Stock"), that are outstanding on and as of the Closing Date (as defined in Section 4.3 hereof) (the "Valentec Shares").

SECTION 1.2 PURCHASE PRICE. In payment for the Valentec Shares delivered to it in proper form for transfer, and subject to the satisfaction of the other terms and conditions herein, on the Closing Date, Acorn shall deliver to the Valentec Stockholders, on a pro rata basis, a total of 5,423,130 newly-issued shares of Acorn's common stock, par value $0.01 per share (the "Acorn Common Stock"), representing, on an aggregate basis and after giving effect to the newly-issued Acorn Common Stock on the Closing Date, 77.47% of the aggregate of the number of shares of Acorn Common Stock then issued and outstanding plus the number of shares of Acorn Common Stock into which any other securities, warrants, options, rights or other instruments of Acorn that are outstanding on and as of the Closing Date are or may be convertible into or exchangeable for on an as-converted basis as of the Closing Date (the "Acorn Stock").

    Set forth on Schedule 1 is a list of the Valentec Stockholders setting forth opposite each of their names the number of Valentec Shares owned by such

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Valentec Stockholder and the percentage interest in Valentec represented by such
Valentec Shares.



                                   ARTICLE II
                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                                     ACORN

    Except as set forth on the disclosure schedules attached hereto as Schedule A (the "Acorn Schedules") or as disclosed or incorporated by reference in the documents (the "SEC Reports") filed by Acorn with the Securities and Exchange Commission in 2003 and 2005, as such documents may have been amended or supplemented, pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Acorn hereby represents and warrants as follows:

    SECTION 2.1 ORGANIZATION. Acorn is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted. Acorn is duly qualified to do business as a foreign corporation in the jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Acorn Schedules attached hereto are complete and correct copies of the certificate of incorporation and bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Acorn's certificate of incorporation or bylaws. Acorn has full power and authority and has taken all action required by law, its certificate of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

    SECTION 2.2 CAPITALIZATION. The authorized capitalization of Acorn consists of 7,000,000 shares of Acorn Common Stock. As of the date hereof, Acorn has 1,573,942 shares of Acorn Common Stock issued and outstanding. All such issued and outstanding shares have been duly authorized, validly issued, fully paid and non-assessable, are not subject to any right of rescission, are not subject to preemptive rights by statute, the Certificate of Incorporation or Bylaws of Acorn, or any agreement or document to which Acorn is a party or by which it is bound and have been offered, issued, sold and delivered by Acorn in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Acorn is not under any obligation to register under the Securities Act, as amended (the "Act"), any of its presently outstanding securities or any securities that may be subsequently issued. There is no liability for dividends accrued but unpaid with respect to Acorn's outstanding securities.

    SECTION 2.3 SUBSIDIARIES. Except for Recticon Enterprises, Inc. and AI Liquidating Corp., each of which is a wholly-owned subsidiary of Acorn, Acorn does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

    SECTION 2.4 TAX MATTERS: BOOKS AND RECORDS.

    (a) The books and records, financial and others, of Acorn are in all material respects complete and correct;

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    (b)  Acorn and each of its subsidiaries has filed all federal,  state, local and foreign tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed or has filed extensions for the filing and/or payment therefor. Acorn has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. No tax return of Acorn or any subsidiary has ever been audited by the Internal Revenue Service or any state taxing agency or authority. For the purposes of this section, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding) and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax; and

    (c) On the Closing Date, Acorn shall have no outstanding liabilities other than legal fees and disbursements, the fees and expenses, if any, related to the issuance of the Acorn Common Stock (e.g. transfer agent and blue sky fees and expenses) accounting fees and other incidental costs incurred in its ordinary course of business (including accrued and unpaid taxes, if any) or in connection with the transactions contemplated hereby (the "Closing Costs") and shall have cash on hand after the payment of legal and accounting fees accrued to that date in the amount of $150,000.

    SECTION 2.5 LITIGATION AND PROCEEDINGS. There are no actions, suits, proceedings or investigations pending or, to its knowledge, threatened by or against or affecting Acorn or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Acorn. Acorn is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality and has not received any written notice of such a default. There is, to Acorn's knowledge, no basis for any stockholder or former stockholder of Acorn, or any other person, firm, corporation, or entity, to assert a claim against Acorn based upon: (a) ownership or rights to ownership of any shares of Acorn Stock, (b) any rights as an Acorn Stockholder, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among Acorn and its stockholders.

    SECTION 2.6 MATERIAL CONTRACT DEFAULTS. Acorn is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Acorn and there is no potential material default known to Acorn thereunder in respect of which Acorn has not taken adequate steps to prevent such default from occurring.

    SECTION 2.7 INFORMATION. The information concerning Acorn as set forth in this Agreement and in the attached Acorn Schedules is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 2.8 TITLE AND RELATED MATTERS. Acorn has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory,

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interest in  properties  and  assets,  real and  personal  free and clear of all liens, pledges, charges or encumbrances. No third party has any right to, and Acorn has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Acorn or any material portion of its properties, assets or rights.

    SECTION 2.9 CONTRACTS.

    (a)  There  are  no  material  contracts,   agreements  franchises,  license
         agreements, or other material commitments to which Acorn is a party or by which it or any of its properties are bound.

    (b) Acorn is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Acorn can now foresee) materially and adversely affect, the business, operations, properties, assets or condition of Acorn; and

    (c) Acorn is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contracts with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; or (vii) contract, agreement or other commitment involving payments by it for more than $1,000 in the aggregate exclusive of contracts, agreements or commitments relating to Closing Costs.

    SECTION 2.10 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Acorn's knowledge and belief, Acorn has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Acorn or would not result in Acorn incurring material liability.

    SECTION 2.11 APPROVAL OF AGREEMENT; ENFORCEABILITY. The directors of Acorn have authorized the execution and delivery of this Agreement and have approved the transactions contemplated hereby. This Agreement is the valid and binding agreement of Acorn, enforceable against Acorn in accordance with its terms.

    SECTION 2.12 MATERIAL TRANSACTIONS OR AFFILIATIONS. There are no material contracts or agreements or arrangements between Acorn and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own, ten percent (10%) or more of the issued and outstanding shares of Acorn Common Stock and which are to be

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performed  in whole or in part after the date hereof.  Acorn has no  commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

    SECTION 2.13 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Acorn is a party or to which any of its properties or operations are subject.

    SECTION 2.14 GOVERNMENTAL AUTHORIZATIONS. Acorn has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Acorn of this Agreement and the consummation of the transactions contemplated hereby.

    SECTION 2.15 EXCHANGE ACT REGISTRATION. As of the date hereof, (a) the Acorn Common Stock is registered under Section 12(g) of the Exchange Act and (b) Acorn has not filed all reports required to be filed by it under the Exchange Act.

                                  ARTICLE III
                   REPRESENTATIONS, COVENANTS AND WARRANTIES
                   OF VALENTEC AND THE VALENTEC STOCKHOLDERS

    Except as set forth on the disclosure schedules attached hereto as Schedule B (the "Valentec Schedules"), Valentec and each of the Valentec Stockholders hereby represents and warrants as follows:

    SECTION 3.1 ORGANIZATION; LEGAL CAPACITY. Valentec is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted. Valentec is duly qualified to do business as a foreign entity in the jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the attached Valentec Schedules are complete and correct copies of the certificate of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Valentec's certificate of incorporation or bylaws. Valentec has full power and authority and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

    Each of the Valentec Stockholders has the legal capacity to execute this Agreement and consummate the transactions contemplated hereby.

    SECTION 3.2 CAPITALIZATION; TITLE TO SECURITIES. The authorized capitalization of Valentec consists of 100 shares of Valentec Common Stock, $0.01 par value per share and no preferred shares. As of the date hereof, there are 100 shares of Valentec Common Stock issued and outstanding.

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    All such issued and outstanding shares have been legally issued, fully paid, are non-assessable and not issued in violation of the preemptive or other rights of any person. Valentec has no other securities, warrants or options authorized
or  issued  other  than  as  described   above.   Valentec  has  no   agreements
contemplating the issuance of any additional securities, warrants or options by Valentec, other than the letter dated March 31, 2005 with Acorn and this Agreement.

    Each of the Valentec Stockholders is the registered and beneficial owner of and has good and marketable title to, the securities of Valentec set forth on
Schedule  1  hereto,  free  and  clear  of  all  liens,   pledges,   charges  or
encumbrances.

    SECTION 3.3 SUBSIDIARIES. Valentec has no subsidiaries.

    SECTION 3.4 TAX MATTERS; BOOKS & RECORDS

    (a) The books and records, financial and others, of Valentec are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

    (b) Valentec has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties) except as defined as current accrued liabilities incurred in the normal course of business.

    SECTION 3.5 INFORMATION. The information concerning Valentec and the Valentec Stockholders set forth in this Agreement and in the attached Valentec Schedules is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

    SECTION 3.6 TITLE AND RELATED MATTERS. Valentec has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Valentec Schedules attached hereto, Valentec owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, all such Assets including all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Valentec's business. Except as set forth in the attached Valentec Schedules, no third party has any right to, and Valentec has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, condition (financial or other) or income of Valentec or any material portion of its properties, assets or rights.

    SECTION 3.7 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to its knowledge, threatened by or against or affecting Valentec, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, condition (financial or other), income or business prospects of Valentec. Valentec is not in default with respect to any judgment, order, writ, injunction, decree, award,

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rule  or  regulation  of  any  court,   arbitrator  or  governmental  agency  or
instrumentality and has not received any written notice of such a default.

    SECTION 3.8 CONTRACTS. Valentec is not and on the Closing Date will not be a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Valentec can now foresee) materially and adversely affect, the business, operations, properties, assets, business prospects or condition (financial or other) of Valentec.

    SECTION  3.9 NO  CONFLICT  WITH  OTHER  INSTRUMENTS. The execution  of  this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Valentec is a party or to which any of its properties or operations are subject.

    SECTION 3.10 MATERIAL CONTRACT DEFAULTS. Valentec is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition (financial or other) of Valentec and there is no potential material default known to Valentec thereunder in respect of which Valentec has not taken adequate steps to prevent such a default from occurring.

    SECTION  3.11  GOVERNMENTAL  AUTHORIZATIONS.   Valentec  has  all  licenses,
franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution of this Agreement or the consummation by Valentec of the transactions contemplated hereby.

    SECTION 3.12 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Valentec's knowledge, Valentec has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition (financial or other) of Valentec and would not result in Valentec's incurring any material liability.

    SECTION 3.13 INSURANCE. All of the insurable properties of Valentec are insured for Valentec's benefit under valid and enforceable policy or policies containing coverage in such amounts as management of Valentec believes to be prudent and customary in the businesses in which Valentec and its subsidiaries are engaged, and will be outstanding and in full force at the Closing Date.

    SECTION 3.14 APPROVAL OF AGREEMENT; ENFORCEABILITY. The directors of Valentec and the Valentec Stockholders have each authorized the execution and delivery of Agreement and have approved the transactions contemplated hereby. This Agreement is the valid and binding agreement of Valentec and each of the Valentec Stockholders, enforceable against each of them in accordance with its terms.

    SECTION 3.15 FILINGS. Based upon Valentec's and the Valentec Stockholders' review of Valentec's material contracts, Acorn will be in a position to file such material contracts with the SEC as required by the Exchange Act within the applicable time periods required under the Exchange Act upon and following the

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consummation  of the  transactions  contemplated  hereby and  Valentec  and each
Valentec Stockholder will use its best efforts to assist Acorn in the preparation of all filings required by the Exchange Act in a timely manner, including but not limited to, the filing of a Current Report on Form 8-K under
Section 13 or 15(d) of the Exchange Act within four (4) days after the execution of this Agreement and the delivery of the audited financial statements for Valentec in sufficient time to allow for the filing of an amended Current Report on Form 8-K with the audited financial statements within sixty (60) days thereafter.

    SECTION 3.16 INVESTMENT INTENT. Each of the Valentec Stockholders understands that (a) the shares of Acorn Common Stock to be received by it at the Closing have not been registered under the Act, in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and (b) that Acorn is relying in part upon the truth and accuracy of, and such stockholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such stockholder set forth herein in order to determine the availability of such exemptions and the eligibility of such stockholder to acquire such Acorn Common Stock and (c) that such shares of Acorn Common Stock are restricted securities within the meaning of the Act and may not be sold, pledged or otherwise transferred unless they are registered under the Act or an exemption from such registration is available. Each of the Valentec Stockholders is entering into this Agreement and acquiring the shares of Acorn Common Stock hereunder for its own account for investment only and not with a view to any distribution thereof, and it has no present intent to sell, pledge or to otherwise transfer any of such shares to or through any person; provided that this representation shall not be construed as an undertaking to hold any shares of Acorn Common Stock for any minimum or other specific term, and each of the Valentec Stockholders reserves the right to dispose of its shares of Acorn Common Stock at any time in accordance with or pursuant to an effective registration statement covering such shares of Acorn Common Stock or an available exemption under the Act.

    SECTION 3.17 SOPHISTICATION. Each of the Valentec Stockholders is an "accredited investor", as defined in Rule 501 under the Act and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Acorn Common Stock. The Valentec Stockholders acknowledge that an investment in the Acorn Common Stock is speculative and involves a high degree of risk.

    SECTION 3.18 ACCESS TO INFORMATION. Each of the Valentec Stockholders and its advisors, if any, has received or had access to all documents, records and other information pertaining to the business, finances and operations of Acorn and other information it deemed material to making an informed investment decision regarding its investment in the Acorn Common Stock that it has requested, including documents filed by Acorn under the Exchange Act, and has been given the opportunity to meet or have telephonic discussions with representatives of Acorn to ask questions of them, to receive answers concerning the terms and conditions of this investment and to obtain information that it deems is necessary to verify the accuracy of the information provided to it. Each of the Valentec Stockholders has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Acorn Common Stock.

    SECTION 3.19 MANNER OF SALE. At no time were the Valentec Stockholders presented with or solicited by or through any leaflet, article, notice or other communication published in any newspaper, magazine, website, or similar media, or public promotional meeting, television advertisement, or any other form of general solicitation or advertising.

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    SECTION 3.20 LEGEND. Each of the Valentec Stockholders  understands that the certificates or other instruments representing the Acorn Common Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates): THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

                                   ARTICLE IV
                   EXCHANGE PROCEDURE AND OTHER CONSIDERATION

    SECTION 4.1 SHARE EXCHANGE/DELIVERY OF VALENTEC SECURITIES. On the Closing Date, the Valentec Stockholders shall deliver to Acorn certificates or other documents evidencing all of the issued and outstanding Valentec Shares, free and clear of all liens, pledges, charges or encumbrances and duly endorsed in blank or with executed power attached thereto in transferable form.

    SECTION 4.2 ISSUANCE OF ACORN COMMON STOCK. In exchange for the Valentec Shares tendered pursuant to Section 4.1, Acorn shall issue to the Valentec Stockholders on a pro rata basis in accordance with Schedule 1 hereto, a total of 5,423,130 shares of Acorn Common Stock equal to seventy seven point forty seven (77.47%) percent of the Acorn Stock.

    SECTION 4.3 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be on or about May 31, 2005 ("Closing Date") and shall take place at the offices of Kirkpatrick & Lockhart Nicholson Graham LLP, 599 Lexington Avenue, New York, NY 10022, at 10:00 a.m., local time.

    SECTION 4.4 TERMINATION.

    (a) This Agreement may be terminated by the board of directors of either Acorn or Valentec, respectively, at any time prior to the Closing if:

              (i) terminated by the mutual written consent of each of the parties hereto; or


              (ii) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

              (iii)     any  of  the   transactions   contemplated   hereby  are
                        disapproved by any regulatory authority whose approval is required to consummate such transactions.

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    (b)  This  Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Acorn if Valentec shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Valentec contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured within 5 days after written notice thereof is given to Valentec or waived by Acorn.

    (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Valentec if Acorn shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Acorn contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured within 5 days after written notice thereof is given to Acorn or waived by Valentec.

    SECTION 4.5 DIRECTORS OF ACORN AFTER CLOSING. Effective upon the Closing, the existing members of the board of directors of Acorn shall have (i) resigned in all capacities served with Acorn and (ii) appointed as new members of the board of directors of Acorn Mr. Robert Zummo and Mr. Miko Gilat. The existing members of the board acknowledge they have no claims against Acorn for any compensation, in any form whatsoever.

    SECTION 4.6 OFFICERS OF ACORN. All officers of Acorn shall resign in all capacities effective immediately after the Closing and execute a release acknowledging that they are not owed any compensation or payment by Acorn.

                                   ARTICLE V
                               SPECIAL COVENANTS

    SECTION 5.1 ACCESS TO PROPERTIES AND RECORDS. Prior to the Closing, Acorn and Valentec will each provide to the officers and authorized representatives of the other, full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request. Acorn and Valentec shall also make available to each other such officers, employees, consultants and advisors as reasonably requested for meetings, questions and discussions concerning each other and in order to give Acorn and the Valentec Stockholders an opportunity to ask questions in connection with the transaction contemplated hereby.

    SECTION 5.2 THIRD PARTY CONSENTS. Acorn, Valentec and the Valentec Stockholders agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

    SECTION 5.3 ACTIONS PRIOR AND SUBSEQUENT TO CLOSING.

    (a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, Acorn and Valentec will each:

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

              (i) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;
              (ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;
              (iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business; and
              (iv) conduct its operations in the ordinary course of business consistent with past practice.


    (b) From and after the date of this Agreement until the Closing Date, neither Acorn nor Valentec will, without the prior consent of the other Party:

              (i) except as otherwise specifically set forth herein, make any change in its certificate of incorporation or bylaws;
              (ii) issue or enter into any agreements for the future issuance of any of its capital stock or confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any securities, or make or declare any distributions, dividends or other payments with respect to its capital stock other than as permitted by this Agreement;
              (iii) pay any bonus, increased salary or special remuneration to any officer, employee or consultant or enter into or amend any employment, severance or other agreements or arrangements with any directors or officers;
              (iv) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, purchase or redeem or otherwise acquire any of its capital stock;
              (v)       borrow any money;
              (vi) enter into any transaction not in the ordinary course of business;
              (vii) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;
              (viii) dispose of any of its assets except in the ordinary course of business consistent with past practice;
              (ix) enter into any material lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;
              (x) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;
              (xi)      change accounting methods;
              (xii) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;
              (xiii) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

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

              (xiv) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;
              (xv) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;
              (xvi) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;
              (xvii) merge, consolidate or reorganize with, or acquire any entity, except as contemplated hereby;
              (xviii) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;
              (xix) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to other party for its review prior to filing;
              (xx) change any insurance coverage or issue any certificates of insurance; or
              (xxi) agree to do, or permit any Subsidiary to do or agree to do, any of the things described in the preceding clauses 5.3(b)(i) through 5.3(b)(xx).

    SECTION 5.4 INDEMNIFICATION.

    (a) Acorn hereby agrees to indemnify Valentec, each of its officers, agents and directors and the Valentec Stockholders against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any breach or misrepresentation by Acorn in this Agreement.

    (b) Valentec and the Valentec Stockholders, jointly and severally, hereby agree to indemnify Acorn, each of the officers, agents, directors and current shareholders of Acorn as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any breach or misrepresentation by any of them in this Agreement.

    SECTION 5.5 ANTI-DILUTION. Valentec and the Valentec Stockholders each agree that Acorn stockholders of record as of the business day immediately preceding the Closing (the "Acorn Stockholders of Record") shall have the following anti-dilution rights for 180 days from the Closing Date:

    (a) subject to clause (b) below, if at any time during the 180-day period following the Closing Date, the Company shall issue any additional shares of Common Stock below fair market value, then the Acorn Stockholders of Record shall be entitled to receive, without payment of additional consideration, additional registered shares of the Company's Common Stock on a pro rata basis such that the collective percentage ownership of Acorn held by the Acorn Stockholders of Record, calculated on a fully diluted basis (without giving effect to any sales or purchases by such stockholders from and after the Closing

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

Date and without giving effect to any shares issuable pursuant to the Standby Equity Distribution Agreement referred to below), does not fall below 10% of the total issued and outstanding shares of Common Stock of Acorn at such time (the "Anti-Dilution Right");

    (b) notwithstanding subparagraph (a) above, the Anti-Dilution Right shall not apply

              (A) in connection with the  anticipated  issuances of Common Stock
post-closing   in   connection   with  the   recapitalization   of  Acorn   (the
"Recapitalization") as follows:

              (i) the issuance of additional authorized shares of Acorn Common Stock to the Valentec Stockholders (in the amount of 7,786,089 shares) such that, after taking into account the issuance of shares pursuant to clauses (ii) and (iii) below, the total percentage ownership of the Valentec Stockholders shall be 85%;

              (ii) the issuance of 70,000 shares of Acorn Common Stock to Robert Papiri; and

              (iii) the issuance of 685,015 shares of Common Stock to Knightsbridge Capital; or

              (B) in connection with the issuance of shares of Acorn Common Stock pursuant to the Standby Equity Distribution Agreement dated as of May 5, 2005 between Valentec and Cornell Capital Partners LP.

    For purposes of clarification, assuming the occurrence of (b)(A)(i), (ii) and (iii) but without taking into account (b)(B) above, and assuming the exercise of warrants held by Cornell Capital Partners, LP for 200,000 shares of Common Stock immediately following the Closing, the percentage interests of Acorn, Valentec Stockholders, Mr. Papiri and Knightsbridge Capital shall be 10.147%, 85.000%, 0.445% and 4.408%, respectively.

    Acorn shall provide written notice to the Acorn Stockholders of Record within five (5) business days following the date of an event triggering their Anti-Dilution Rights which provides the calculation of the number of additional shares to be issued. Such shares shall be issued and delivered within twenty
(20) days after the issuance that triggered the Anti-Dilution Right.

    The expenses of registering and issuing additional shares of Acorn Common Stock to the Acorn Stockholders of Record and all other expenses related to the exercise of the Anti-Dilution Right shall be borne solely by the Company.

                                   ARTICLE VI
 CONDITIONS PRECEDENT TO OBLIGATIONS OF VALENTEC AND THE VALENTEC STOCKHOLDERS

    The obligations of Valentec and the Valentec Stockholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

    SECTION 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Acorn in this Agreement shall be true in all material respects (other

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

than representations and warranties which contain materiality standards, which representations and warranties shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Acorn shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Acorn on or prior to the Closing Date. Valentec shall be furnished with a certificate, signed by a duly authorized officer of Acorn and dated the Closing Date, to the foregoing effect.

    SECTION 6.2 DIRECTOR APPROVAL. The Board of Directors of Acorn shall have approved this Agreement and the transactions contemplated herein.

    SECTION 6.3 AUDITED  FINANCIALS.  Intentionally Omitted

    SECTION 6.4 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Acorn nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the business, management, results of operations or financial condition, of Acorn. Prior to the Closing Date, Acorn shall conduct its business in the ordinary course consistent with past practice.

    SECTION  6.5  OTHER  ITEMS.   Valentec  shall  have  received  such  further
documents, certificates or instruments relating to the transactions contemplated hereby as Valentec may reasonably request.

    SECTION 6.6 NO DEFAULT. There shall be no material default under any of the terms hereof by Acorn, which default has not been waived by Valentec or cured on or prior to the Closing Date.

    SECTION  6.7  Intentionally Omitted

                                  ARTICLE VII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ACORN

    The   obligations   of  Acorn  under  this  Agreement  are  subject  to  the
satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

    SECTION 7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Valentec and the Valentec Stockholders in this Agreement shall be true

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

in all material respects (other than representations and warranties which contain materiality standards, which representations and warranties shall be true and correct in all respects) as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Valentec and the Valentec Stockholders shall each have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Acorn shall have been furnished with a certificate, signed by a duly authorized executive officer of Valentec and the Valentec Stockholders and dated the Closing Date, to the foregoing effect.

    SECTION 7.2 APPROVALS. The Board of Directors of Valentec shall have approved this Agreement and the transactions contemplated herein and all consents and approvals related to or by the Valentec Stockholders shall have been received or made.

    SECTION 7.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, management or operations of Valentec nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, management or results of operations of Valentec. In addition, all information, representations and warranties of Valentec in the Cornell Capital Partners, LLC Promissory Note and Stand By Equity Distribution Agreement (copies of which shall have been provided to Acorn prior to the Closing Date) shall, as of the Closing Date remain accurate and valid.

    SECTION 7.4 AUDITED FINANCIALS. Valentec shall have its consolidated balance sheets and related statements of income and retained earnings, stockholders' equity and cash flows for Target as at December 31, 2004 and 2003, and for the fiscal years then ended, certified by a PCAOB registered accounting firm (which financial statements must conform to all SEC reporting requirement applicable to a public company under the Act ) and who consent to the use of such certified financial statements in filings with the SEC after the consummation of the transaction.

    SECTION 7.5 FINANCING AGREEMENTS. Valentec shall have executed definitive documentation with Cornell Capital Partners, LLC ("Cornell") or Montgomery Equity Partners, Ltd. ("Montgomery") for a One Million Dollar Bridge Financing and a Fifteen Million Dollar Equity Line (including all ancillary agreements and documents, the "Financing Agreements"), copies of which shall have been provided to Acorn prior to the Closing Date, and such agreements shall be in full force and effect at the Closing. Valentec shall have entered into such amendments to the Financing Agreements (including, but not limited to, (i) the Standby Equity Distribution Agreement between Cornell and Valentec; (ii) any warrant or promissory note issued by Valentec to Cornell or Montgomery; and (iii) any pledge or security agreement entered into between Valentec and Cornell or Montgomery as deemed necessary by Acorn, in its sole discretion, to reflect that any agreement by Valentec to issue shares of its, or a surviving entity's, capital stock (or warrants or other securities exercisable or convertible into shares of Valentec's, or a surviving entity's, capital stock) to Cornell or Montgomery shall, in fact, constitute an agreement for the issuance of shares of Acorn Common Stock.

    SECTION 7.6 EVIDENCE OF MARKETABLE TITLE. Valentec shall have delivered to Acorn evidence satisfactory to Acorn that the Valentec Stockholders are the registered and beneficial owners of, and have good and marketable title to, the Fully-Diluted Valentec Shares, free and clear of all liens, pledges, charges or encumbrances.

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    SECTION 7.7 NO DEFAULT.  There shall be no material default under any of the terms hereof by Valentec or the Valentec Stockholders which default has not been waived by Acorn or cured on or prior to the Closing Date.

    SECTION 7.8 VALID PRIVATE PLACEMENT. Acorn shall have determined, based upon the advice of counsel, that the issuance of the Acorn Common Stock to the Valentec Stockholders shall qualify as a valid private placement satisfying the conditions of Rule 506 of Regulation D under the Act.

    SECTION 7.9 OTHER ITEMS. Acorn shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Acorn may reasonably request.

    SECTION 7.10 FINANCIAL STATEMENTS. Complete and accurate copies of the audited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of Valentec shall have been provided to Acorn for each of the last two years (the "Valentec Financial Statements"). The Valentec Financial Statements fairly present, in all material respects, the consolidated financial position of Valentec, as of and for the respective dates thereof, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended. Since December 31, 2004, Valentec has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by United States generally accepted accounting principles.

    SECTION 7.11 KNIGHTSBRIDGE AND PAPIRI AGREEMENTS. Acorn and Valentec shall have received (a) an executed final agreement from Knightsbridge Capital acknowledging and agreeing and otherwise in form and substance satisfactory to Acorn and Valentec, that its total and complete compensation for all of its engagements in any capacity with Valentec, whether pursuant to that certain letter dated March 18, 2005 or otherwise, shall consist only of a cash fee in the amount of $150,000 payable subsequent to the Closing and 685,015 shares of Acorn Common Stock to be issued in connection with the Recapitalization and (b) and executed and final agreement with Robert Papiri acknowledging and agreeing and otherwise in form and substance satisfactory to Acorn and Valentec, that his total and complete compensation for all of his engagements in any capacity with Valentec, whether pursuant to that certain consulting agreement dated in March 2005 or otherwise, shall consist only of a cash fee in the amount of $20,000 payable subsequent to the Closing and 70,000 shares of Acorn Common Stock to be issued in connection with the Recapitalization.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    SECTION 8.1 BROKERS AND FINDERS. Acorn represents and warrants to Valentec that there are no brokers or finders entitled to any compensation with respect to the transaction based upon arrangements made on or behalf of Acorn, and agrees to indemnify and hold Valentec, its directors and officers and the Valentec Stockholders harmless from and against any expenses or damages incurred as a result of a breach of this representation and warranty. Valentec and the Valentec Stockholders represent and warrant to Acorn that, other than those listed below, there are no brokers or finders entitled to any compensation with respect to the transaction based upon arrangements made by or on behalf of Valentec and/or the Valentec Stockholders, and agree to indemnify and hold Acorn, its stockholders, directors and officers, harmless from and against any expenses or damages incurred as a result of a breach of this representation and

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warranty.  Valentec agrees that it shall be directly and solely  responsible for and pay all broker and finder fees and expenses relating to the brokers and/or finders listed below with respect to the transaction.

                   Anetta Budha
                   Robert Papiri
                   Knightsbridge Capital

    SECTION 8.2 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. The terms of this Agreement will be governed by the internal laws of the State of New York without regard to provisions thereof relating to conflicts of law. The Parties agree that any and all actions or proceedings seeking to enforce any provision of, or based on any rights arising out of this Agreement shall be brought in the courts of the State of New York, County of New York, including the Federal Courts located therein, should Federal jurisdiction requirements exist. Each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. The Parties specifically waive any right to a jury trial with respect to any matter arising under this Agreement.

    SECTION 8.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:


    If to Acorn:        65 Locust Avenue
                        New Canaan, CT 06840


    If to Valentec:     2618 York Avenue
                        Minden, LA 71055

    If to the Valentec Stockholders at such address as shall appear beneath their signatures on the signature pages hereof.

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

    SECTION 8.4 CONFIDENTIALITY. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof or from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by applicable securities laws or as otherwise required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

    SECTION 8.5 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's Schedules delivered pursuant to this Agreement.

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

    SECTION 8.6 THIRD PARTY BENEFICIARIES. This contract is solely between Acorn, Valentec and the Valentec Stockholders and except as specifically provided, no other person or entity shall be deemed to be a third party beneficiary of this Agreement.

    SECTION 8.7 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein.

    SECTION 8.8 SURVIVAL. The representations, warranties and covenants of the respective Parties shall not survive the Closing Date and the consummation of the transactions herein contemplated other than Sections 3.15, 5.4, 5.5, 8.1, 8.2, 8.3, 8.4, 8.5, 8.11 and 8.14.

    SECTION 8.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

    SECTION 8.10 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

    SECTION 8.11 EXPENSES. Valentec shall bear all of Acorn's Closing Costs incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof if (1) the transaction is consummated or (2) the transaction is not consummated due to other than Acorn's uncured breach of the terms hereof. Valentec's responsibility for Acorn's legal and accounting expenses should the transaction not consummate shall not exceed Fifty Thousand Dollars.

    SECTION 8.12 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

    SECTION 8.13 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

    SECTION 8.14 PUBLIC ANNOUNCEMENTS. No Party will make any public disclosure concerning the matters set forth in this letter of intent or the negotiation of the transactions contemplated hereby without the prior approval of the other Parties, such approval not to be unreasonably withheld. If and when a Party desires to make such public disclosure, the disclosing Party will give the other Parties an opportunity to review and comment on any such disclosure in advance of public release. Notwithstanding the above, to the extent that either Party is

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

advised by counsel that disclosure of the matters set forth in this letter of intent is required by applicable securities laws or to the extent that such disclosure is ordered by a court of competent jurisdiction or is otherwise required by law, then such disclosing Party will provide the other Parties, if reasonably possible under the circumstances, prior notice of such disclosure as well as an opportunity to review and comment on such disclosure in advance of the public release.

    SECTION 8.15 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

    SECTION 8.16 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

    SECTION 8.17 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

                      [signature pages immediately follow]



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


    IN WITNESS WHEREOF, the corporate Parties hereto have caused this Agreement to be executed and entered into as of the date first above written.


                                 ACORN HOLDING CORP.


                                 By:    /s/ Edward N. Epstein
                                       --------------------------------------
                                 Name:  Edward N. Epstein
                                       --------------------------------------
                                 Title: President and Chief Executive Officer
                                       --------------------------------------



                                 VALENTEC SYSTEMS, INC.


                                 By:    /s/ Robert Zummo
                                       --------------------------------------
                                 Name:  Robert Zummo
                                       --------------------------------------
                                 Title: Chairman and Chief Executive Officer
                                       --------------------------------------




                                 VALENTEC SHAREHOLDERS

                                 Global Systems, Inc.


                                 /s/ Robert Zummo
                                 --------------------------------------------
                                 By Robert Zummo
                                 President

                                 Armament Systems International, Inc.


                                 /s/ Mike Gilat
                                 --------------------------------------------
                                 By Miko Gilat
                                 President



21